united states

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 23, 2013

Astoria Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11967	11-3170868
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

ONE ASTORIA FEDERAL PLAZA, LAKE SUCCESS, NEW YORK 11042-1085

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (516) 327-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its meeting held on January 23, 2013, the Compensation Committee of the Board of Directors of Astoria Financial Corporation (the “Company”) awarded 2,000 shares of restricted Company common stock (par value $0.01 per share) to Patricia M. Nazemetz, as a discretionary grant pursuant to the Astoria Financial Corporation 2007 Non-Employee Director Stock Plan, which was previously approved by the Company’s shareholders. The shares, which include both dividend and voting rights, will vest on January 25, 2016, or earlier upon Ms. Nazemetz’ death, disability or Mandatory Retirement or Involuntary Termination, both as defined in the Plan, or in the case of a Change of Control, as also defined in the Plan.

At its meeting also held on January 23, 2013, the Board of Directors of the Company appointed Ms. Nazemetz to serve on its Compensation Committee and Enterprise Risk Management Committee effective immediately.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTORIA FINANCIAL CORPORATION

	By: /s/	Peter J. Cunningham
Dated: January 25, 2013		Peter J. Cunningham First Vice President and Director of Investor Relations